FIFTEENTH AMENDMENT
TO THE
2019 PARK-OHIO INDUSTRIES, INC. AND
SUBSIDIARIES PENSION PLAN
WHEREAS, Park-Ohio Industries, Inc. sponsors and maintains the Park-Ohio Industries, Inc. and Subsidiaries Pension Plan (the “Plan”); and
WHEREAS, the Plan was amended and restated, effective as of January 1, 2019; and
WHEREAS, it is desirable to amend certain provisions of the Plan pertaining to Cash Balance Plan Pay Credits; and
WHEREAS, the Plan provides that it may be amended from time to time; and
NOW, THEREFORE, the Plan is hereby amended and restated as follows, effective as of January 1, 2026:
I.    The definition of “Pay Credit” in Section 2.1 of Article II, Part I, Division II of the Plan is hereby amended and restated as follows:
Pay Credit. All amounts added to the Account Balance of an Active Participant pursuant to the provisions of Section 5.2(a) or Section 5.2(b).
II.    The following definition of “Supplemental Pay Credit” is hereby added to Section 2.1 of Article II, Part I, Division II of the Plan, in alphabetical order:
Supplemental Pay Credit. All amounts added to the Account Balance of an Active Participant pursuant to the provisions of Section 5.2(b).
III.    Section 5.2 of Article V, Part I of Division II of the Plan is hereby amended and restated as follows:
5.2    Pay Credits.
(a)    A Participant shall have a Pay Credit made to his or her Account Balance for each Plan Year Quarter in which he or she is an Active Participant. For Participants who are Active Participants on and after July 1, 2021 and prior to April 1, 2026, the Pay Credit shall be equal to three percent (3.0%) of the Credited Compensation of the Active Participant during the Plan Year Quarter. For Participants who are Active Participants on and after April 1, 2026, the Pay Credit shall be equal to three and one-quarter percent (3.25%) of the Credited Compensation of the Active Participant during the Plan Year Quarter.
(b)    An Active Participant also shall have a Supplemental Pay Credit made to his or her Account Balance to the extent provided for in a Schedule 5.2(b) that is adopted by an amendment to this Plan. Any such Schedule 5.2(b) shall identify the Participants who are

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entitled to Supplemental Pay Credits, the amount of the Supplement Pay Credits, and the effective date of the award of the Supplemental Pay Credits. The effective date of a Supplemental Pay Credit award may not be earlier than the first day of the Plan Year in which the relevant Schedule 5.2(b) is adopted.
(c)    All Pay Credits and Supplemental Pay Credits shall be added to the Participant’s Account as of the first day of the following Plan Year Quarter.
IV.    Section 5.1 of Article VI of Part I of Division II is hereby amended and restated as follows:
5.1    Maintaining Account Balances.
The Plan Administrator shall maintain an Account Balance for each Part I Participant. The Account Balance shall be used to determine the monthly Pension or other benefits that may become payable to a Participant, as provided in Article 6. A Participant’s Account shall become Vested and subject to forfeiture and reinstatement as is provided for in Section 6.1.
As of a Participant’s Commencement Date, the Participant’s Account Balance shall be reduced to zero and shall be eliminated. However, if a Participant continues in employment following a Mandatory Commencement Date or is re-employed following a prior Commencement Date of an Accrued Benefit under this Part, the Participant’s Account shall be reestablished and credited with additional Pay Credits and Interest Credits to the extent that the Participant is entitled thereto in accordance with this Part I of the Plan.
V.    Section 6.1 of Article VI of Part I of Division II is hereby amended and restated as follows:
6.1    Vesting.
(a)    Each Part I Participant shall have a one hundred percent (100%) vested and nonforfeitable interest in his or her Accrued Benefit under this Part I, as follows:
(i)    If the Participant commenced participation in Part I prior to October 1, 2022;
(ii)     If the Participant is an Employee on or after his or her Normal Retirement Date; or
(iii)    If the Participant has been credited with two years of Vesting Service.
For this purpose, a Participant’s years of Vesting Service shall be equal to his or her years of Eligibility Service, as determined in accordance with Article 3 of this Part I.
(b)    In addition, notwithstanding any contrary provisions of this Plan, if a Participant has an Other Plan Benefit, the Participant shall have a Vested right to a Deferred

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Vested Pension under the applicable Part of Division II that includes the Participant’s Other Plan Benefits, if the Participant is credited with three or more years of Vesting Service (as defined below) and would not otherwise have a Vested right to a Pension upon a Termination of Employment.
For purposes of this Subsection (b), “Vesting Service” shall be calculated in accordance with the service crediting rules that otherwise apply under the applicable Part of the Plan that includes the Other Plan Benefit for purposes of determining a Participant’s Vested rights to a Deferred Vested Pension upon a Termination of Employment.
(c)    Effective April 1, 2024, notwithstanding any contrary provisions of this Plan, a Participant who is a former Classification D employee, shall have a one hundred percent (100%) vested and nonforfeitable interest in his or her Accrued Benefit under this Part I if such Participant (i) was an Employee of the Parent Company on March 31, 2023, and became an employee of Angstrom Automotive Group on April 1, 2024.
(d)    If a Participant or former Participant shall have incurred a Break in Service under the terms of Section 3.3(a), his or her Non-Vested Benefits at the time of such Break in Service (i.e., his or her Account balance under this Part I) shall be forfeited and cancelled; provided however, that if a Participant or former Participant is reemployed as an Employee and is entitled to have his or her prior Eligibility Service will be reinstated under Section 3.3(b) or (c), the Participant’s previously forfeited Account balance shall be reinstated, with additional Interest accrued thereon for the period between the Account’s forfeiture and reinstatement.
(e)    All forfeitures shall be applied to reduce the contributions of the Employers under the Plan and shall not be used or applied to increase Benefits.
VI.    Section 3.10 of Article III of Division III of the Plan is hereby amended and restated as follows:
3.10    Application for Benefit. Except in the case of a Pension that has a Commencement Date described in paragraphs (d) or (e) of the definition of Commencement Date in Division I, as a prerequisite to receiving payment of any Pension, a Participant who is otherwise eligible therefor (the “applicant”) shall file with the Administrator an application in such form as the Administrator may prescribe. If an application for a Pension is required, no Pension will be payable to the Participant before the first day of the first calendar month that begins after the date (or on the date) on which the Participant files with the Administrator or Company a complete application for payment of the Pension.
If a complete application is not received before the Participant’s Commencement Date described in paragraph (e) of the definition of Commencement Date in Division I (the “final Commencement Date”), the first monthly payment of the Pension to the Participant will include

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all monthly payments due from such final Commencement Date to and including the date of such first payment (with interest at an annual rate of 5% for payments made on or after January 1, 2012); and the final Commencement Date will be deemed to be the Commencement Date for all purposes of this Plan.
If a Participant has a Commencement Date described in paragraph (d) of the definition of Commencement Date in Division I and the Participant does not provide information to the Administrator that will enable the Administrator to issue a check to the Participant for the payment of the lump sum amount due, the lump sum valuation date shall nevertheless be the Commencement Date of the Pension for all purposes of this Plan; and the amount payable to the Participant as of the Commencement Date shall not accrue interest or otherwise be entitled to an actuarial increase thereafter.
An application for a Pension shall be signed by the applicant, except that if he is physically or mentally incapable of making such application, an application may be made on his behalf by his guardian, if a guardian has been appointed for him, or by a member of his immediate family. The Administrator may require any applicant for a Benefit to furnish to it such information as may be reasonably required, including, in the case of an application for a Disability Benefit, such evidence of the Disability as the Administrator may deem necessary or desirable, including one or more physical examinations of the applicant by a physician or physicians or a diagnostic hospital clinic designated by the Administrator.
Promptly upon the receipt of any application required by this Section, the Administrator shall determine whether or not the Participant involved is entitled to a Benefit hereunder and, if so, the amount thereof and shall notify the Participant of its findings. If the Administrator shall have denied in whole or in part the Benefit applied for, the procedures described in Division III, Section 3.5 shall apply.
If all or any portion, of a Benefit that is payable to a Participant or his Beneficiary has not been paid because the Participant or his Beneficiary has not completed an application for payment or otherwise provided information that the Administrator needs to effect payment of the Benefit, after the Administrator has taken the action required under Section 10.3, the Benefit shall be considered a forfeiture and shall be used to reduce the cost of the Plan. Thereafter, the amount that was distributable to the Participant or Beneficiary shall be paid to the Participant or Beneficiary only if, prior to the termination date of this Plan, the Participant or Beneficiary does complete an application for payment or otherwise provides the information that the Administrator needs to effect payment of the Benefit from the Plan.
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PARK-OHIO INDUSTRIES, INC.
By: ________________________________ Date: _______________
Title: _______________________________

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